EXHIBIT 21.1

AECOM Global, LLC, a Delaware Limited Liability Company

AECOM Global II LLC, a Delaware Limited Liability Company

AECOM, C&E, Inc., a Delaware Corporation

AECOM Technical Services, Inc., a California Corporation

AECOM USA, Inc., a New York Corporation

AECOM Asia Company Limited*

AECOM Canada Ltd*

AECOM South Africa Group Holdings Pty Ltd*

AECOM Design Build Limited*

AECOM Global Ireland Services Limited*

AECOM Infrastructure & Environment UK Limited*

Flint Energy Services, Inc., a Delaware Corporation

Hunt Construction Group Inc., an Indiana Corporation

The Hunt Corporation, an Indiana corporation

Oscar Faber PLC*

URS Holdings, Inc., a Delaware Corporation

URS Corporation, a Nevada Corporation

URS Group, Inc. a Delaware Corporation

URS Corporation—Ohio, an Ohio Corporation

URS Global Holdings Inc., a Nevada Corporation

URS Operating Services, Inc., a Delaware corporation

URS Resources, LLC, a Delaware limited liability company

URS Corporation Southern, a California corporation

URS Construction Services, Inc., a Florida corporation

URS Alaska, LLC, an Alaska limited liability company

URS Corporation – New York, a New York corporation

URS Corporation – North Carolina, a North Carolina corporation

Tishman Construction Corporation, a Delaware Corporation

Tishman Construction Corporation of New York, a Delaware Corporation

AECOM Intercontinental Holdings UK Limited*

AECOM Services, Inc., a California corporation

AECOM International, Inc., a Delaware corporation

AECOM International Projects, Inc., a Nevada corporation

AECOM Great Lakes, Inc., a Michigan corporation

EDAW, Inc., a Delaware corporation

The Earth Technology Corporation (USA), a Delaware corporation

Cleveland Wrecking Company, a Delaware corporation

Aman Environmental Construction, Inc., a California corporation

E.C. Driver & Associates, Inc., a Florida corporation

B.P. Barber & Associates, Inc., a South Carolina corporation

Forerunner Corporation, a Colorado corporation

*Foreign